UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Staples, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STAPLES, INC.

** IMPORTANT NOTICE **

Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 9, 2008.

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and 2007 Annual Report are available at www.proxyvote.com.

ATTN: INVESTOR RELATIONS

500 STAPLES DRIVE

FRAMINGHAM, MA 01702

PROXY MATERIAL - VIEW OR RECEIVE

You can choose to view the material online or receive a paper or e-mail copy. If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before May 26, 2008 to facilitate timely delivery. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

HOW TO VIEW MATERIAL VIA THE INTERNET

Have the 12 Digit Control Number(s) available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIAL

1)	BY INTERNET	- www.proxyvote.com
2)	BY TELEPHONE	- 1-800-579-1639
3)	BY E-MAIL*	- sendmaterial@proxyvote.com

*If requesting material by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line. State whether you wish to receive a paper or email copy of the proxy materials and whether your request is for this meeting and/or all future meetings.

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See the Reverse Side for Meeting Information and Instructions on How to Vote

Notice of Annual Meeting of Stockholders Meeting Information

Meeting Type:	Annual
Meeting Date:	06/09/08
Meeting Time:	3:30 P.M. MDT
For holders as of:	04/14/08

Meeting Location:

The Ritz-Carlton, Denver

1881 Curtis Street

Denver, CO 80202

Meeting Directions:

For Meeting Directions Please Call: 1-800-468-7751

How To Vote

Vote In Person

If you are attending the Annual Meeting, please bring a picture ID and proof of share ownership, such as a brokerage statement. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your 12 Digit Control Number(s) available when you access the web site and follow the instructions.

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Voting items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES LISTED BELOW, “FOR” ITEMS 2, 3, 4 AND 5, AND “AGAINST” ITEM 6.

1.           To elect twelve directors to serve for a one-year term expiring at the 2009 Annual Meeting of Stockholders

Nominees:

1a.	Basil L. Anderson

1b.	Arthur M. Blank

1c.	Mary Elizabeth Burton

1d.	Justin King

1e.	Carol Meyrowitz

1f.	Rowland T. Moriarty

1g.	Robert C. Nakasone

1h.	Ronald L. Sargent

1i.	Robert E. Sulentic

1j.	Martin Trust

1k.	Vijay Vishwanath

1l.	Paul F. Walsh

2.

To approve an amendment to Staples’ certificate of incorporation deleting Article XII in order to remove provisions that require holders of at least two-thirds of Staples’ outstanding voting stock to approve certain significant corporate transactions.

3.	To approve Staples’ Executive Officer Incentive Plan for the fiscal years 2008 through 2012.

4.

To approve an amendment to Staples’ Amended and Restated 2004 Stock Incentive Plan increasing the total number of shares of common stock authorized for issuance under the plan by 15,100,000 shares, from 62,330,000 shares to 77,430,000 shares.

5.	To ratify the selection by the Audit Committee of Ernst & Young LLP as Staples’ independent registered public accounting firm for the current fiscal year.

6.	To act on a shareholder proposal regarding stockholders’ ability to call special meetings expected to come before the meeting.

7.	In the discretion of the persons named in the proxy, to act upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

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